UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2022

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2022 (the “Effective Date”), Scott Braunstein, M.D., the Chief Executive Officer and Director of Marinus Pharmaceuticals, Inc. (the “Company”), was appointed Chairman of the Board of Directors of the Company (the “Board”), and Tim Mayleben, a Director on the Board, was appointed lead independent director, each effective as of the Effective Date.

On the Effective Date, each of Nicole Vitullo, Michael R. Dougherty and Santiago Arroyo, M.D., Ph.D., resigned from the Board, effective immediately. Ms. Vitullo’s, Mr. Dougherty’s and Dr. Arroyo’s resignations were not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Also on the Effective Date, (a) Tim Mayleben, a member of the Audit Committee of the Board (the “Audit Committee”) and the Compensation Committee of the Board (the “Compensation Committee”), was appointed Chair of the Audit Committee, (b) Seth H.Z. Fischer, a Director and member of the Compensation Committee, was appointed to the Audit Committee to fill the vacancy created by the resignation of Mr. Dougherty, and (c) Saraswathy V. Nochur Ph.D., a Director and member of the Compensation Committee and the Science and Technology Committee of the Board, was appointed to the Nominating and Governance Committee of the Board to fill the vacancy created by the resignation of Ms. Vitullo. The Audit Committee remains comprised of three independent directors in compliance with Nasdaq Listing Rule 5605(c)(2)(A).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: November 17, 2022	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Financial Officer and Treasurer